AMENDMENT NUMBER 1 TO
                AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT


     THIS AMENDMENT NUMBER 1 TO AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT (this "Amendment"), dated as of September 30, 2003, is entered into by HUDSON HIGHLAND GROUP, INC., a Delaware corporation ("Parent"), and each of Parent's Subsidiaries identified on the signature pages hereof (such Subsidiaries, together with Parent, are referred to hereinafter each individually as a "Borrower", and individually and collectively, jointly and severally, as "Borrowers"), WELLS FARGO FOOTHILL, INC. (formerly known as FOOTHILL CAPITAL CORPORATION), a California corporation, as the arranger and administrative agent for the Lenders ("Agent"), and the lenders identified on the signature pages hereof (such lenders, together with their respective successors and assigns, are referred to hereinafter each individually as a "Lender" and collectively as the "Lenders"), in light of the following:

                               W I T N E S S E T H

     WHEREAS, Borrowers, Agent and Lenders are parties to that certain Amended and Restated Loan and Security Agreement, dated as of June 25, 2003 (as amended, restated, supplemented, or modified from time to time, the "Loan Agreement"); and

     WHEREAS, Borrowers have requested that the Loan Agreement be amended to include certain Bank Products (as defined below) extended to Borrowers by Wells Fargo Bank, N.A., or any of its affiliates; and

     WHEREAS, subject to the satisfaction of the conditions set forth herein, Agent and Lenders are willing to so consent to the amendment of the Loan Agreement;

     NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree to amend the Loan Agreement as follows:

1. DEFINITIONS Capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed to them in the Loan Agreement, as amended hereby.

2. AMENDMENTS TO LOAN AGREEMENT

     (a) Section 1.1 of the Loan Agreement is hereby amended by adding the following defined terms in proper alphabetical order or amending and restating the following definitions in their entirety, as the case may be:

     "ACH Transactions" means any cash management or related services (including the Automated Clearing House processing of electronic funds transfers through the direct Federal Reserve Fedline system) provided by Wells Fargo or its Affiliates for the account of a Borrower or its Subsidiaries.

     "Adjusted EBITDA" means, with respect to any fiscal period, Parent's and its Subsidiaries' consolidated net earnings (or loss), minus extraordinary gains, plus (a) interest expense, (b) income taxes, (c) depreciation, (d) amortization, (e) restructuring charges for the Highland Partners line of business not to exceed $12,000,000 in the aggregate, (f) write-offs of bad debt receivables that (i) relate to receivables that existed prior to the Spin-Off and (ii) are written off on or before September 30, 2003, and (g) write-offs of goodwill taken in accordance with accounting principles for such period, as determined in accordance with GAAP.

     "Availability" means, as of any date of determination, if such date is a Business Day, and determined at the close of business on the immediately preceding Business Day, if such date of determination is not a Business Day, the amount that Borrowers are entitled to borrow as Advances under Section 2.1 (after giving effect to all then outstanding Obligations (other than Bank Products Obligations) and all sublimits and reserves applicable hereunder).

     "Bank Product Agreements" means those certain cash management service agreements entered into from time to time by a Borrower or Borrowers or any of its or their Subsidiaries in connection with any of the Bank Products.

     "Bank Product Obligations" means all obligations, liabilities, contingent reimbursement obligations, fees, and expenses owing by Borrowers or their Subsidiaries to Wells Fargo or its Affiliates pursuant to or evidenced by the Bank Product Agreements and irrespective of whether for the payment of money, whether direct or indirect, absolute or contingent, due or to become due, now existing or hereafter arising, and including all such amounts that Borrowers are obligated to reimburse to Lenders or any Lender as a result of Lenders or any Lender purchasing participations or executing indemnities or reimbursement obligations with respect to the Bank Products provided to Borrowers or their Subsidiaries pursuant to the Bank Product Agreements.

     "Bank Products" means any service or facility extended to a Borrower or its Subsidiaries by Wells Fargo or any Affiliate of Wells Fargo including: (a) credit cards, (b) credit card processing services, (c) debit cards, (d) purchase cards, (e) ACH Transactions, (f) cash management, including controlled disbursement, accounts or services, or (g) Hedge Agreements.

     "Bank Product Reserves" means, as of any date of determination, the amount of reserves that Agent has established (based upon Wells Fargo's or its Affiliate's reasonable determination of the credit exposure in respect of then extant Bank Products) for Bank Products then provided or outstanding.

     "Hedge Agreement" means any and all transactions, agreements, or documents now existing or hereafter entered into between a Borrower or its Subsidiaries and Wells Fargo or its Affiliates, which provide for an interest rate, credit, commodity or equity swap, cap, floor, collar, forward foreign exchange transaction, currency swap, cross currency rate swap, currency option, or any combination of, or option with respect to, these or similar transactions, for the purpose of hedging such Borrower's or its Subsidiaries' exposure to fluctuations in interest or exchange rates, loan, credit exchange, security or currency valuations or commodity prices.

     "Line Block" means (a) $20,000,000 less (b) any Commitment or aggregate Commitments successfully syndicated by Foothill to another Lender or Lenders up to a maximum amount, in the aggregate, of $20,000,000.

     "Loan Documents" means this Agreement, the Bank Product Agreements, the Cash Management Agreements, the Control Agreements, the Due Diligence Letter, the Fee Letter, the Guaranties, the Letters of Credit, the Officers' Certificate, the Stock Pledge Agreement, the Trademark Security Agreement, the Intercompany Subordination Agreement, the UK Security Documents, the Subsidiary Documents, the Australian Security Documents, the Canadian Security Documents, any note or notes executed by a Borrower in connection with this Agreement and payable to a member of the Lender Group, and any other agreement entered into, now or in the future, by any Borrower and the Lender Group in connection with this Agreement.

     "Maximum Revolver Amount" means an amount equal to (i) $50,000,000 less
(ii) at such times as it is in effect, the Line Block.

     "Obligations" means (a) all loans, Advances, debts, principal, interest (including any interest that, but for the provisions of the Bankruptcy Code, would have accrued), contingent reimbursement obligations with respect to outstanding Letters of Credit, premiums, liabilities (including all amounts charged to Borrowers' Loan Account pursuant hereto), obligations, fees (including the fees provided for in the Fee Letter), charges, costs, Lender Group Expenses (including any fees or expenses that, but for the provisions of the Bankruptcy Code, would have accrued), lease payments, guaranties, covenants, and duties of any kind and description owing by Borrowers to the Lender Group pursuant to or evidenced by the Loan Documents and irrespective of whether for the payment of money, whether direct or indirect, absolute or contingent, due or to become due, now existing or hereafter arising, and including all interest not paid when due and all Lender Group Expenses that Borrowers are required to pay or reimburse by the Loan Documents, by law, or otherwise, and (b) all Bank Product Obligations. Any reference in this Agreement or in the Loan Documents to the Obligations shall include all amendments, changes, extensions, modifications, renewals replacements, substitutions, and supplements, thereto and thereof, as applicable, both prior and subsequent to any Insolvency Proceeding.

     (b) Section 2.1(a)(z) of the Loan Agreement is hereby amended and restated in its entirety as follows:

          "(z) the sum of (i) the Bank Products Reserve, and (ii) the aggregate amount of reserves, if any, established by Agent under Section 2.1(b)."

     (c) Section 2.4(b)(i) of the Loan Agreement is hereby amended and restated in its entirety as follows:

          "(i) Except as otherwise provided with respect to Defaulting Lenders and except as otherwise provided in the Loan Documents (including letter agreements between Agent and individual Lenders), aggregate principal and interest payments shall be apportioned ratably among the Lenders (according to the unpaid principal balance of the Obligations to which such payments relate held by each Lender) and payments of fees and expenses (other than fees or expenses that are for Agent's separate account, after giving effect to any letter agreements between Agent and individual Lenders) shall be apportioned ratably among the Lenders having a Pro Rata Share of the type of Commitment or Obligation to which a particular fee relates. All payments shall be remitted to Agent and all such payments (other than payments received while no Default or Event of Default has occurred and is continuing and which relate to the payment of principal or interest of specific Obligations or which relate to the payment of specific fees), and all proceeds of Accounts or other Collateral received by Agent, shall be applied as follows:

               (A) first, to pay any Lender Group Expenses then due to Agent under the Loan Documents, until paid in full,

               (B) second, to pay any Lender Group Expenses then due to the Lenders under the Loan Documents, on a ratable basis, until paid in full,

               (C) third, to pay any fees then due to Agent (for its separate accounts, after giving effect to any letter agreements between Agent and the individual Lenders) under the Loan Documents until paid in full,

               (D) fourth, to pay any fees then due to any or all of the Lenders (after giving effect to any letter agreements between Agent and individual Lenders) under the Loan Documents, on a ratable basis, until paid in full,

               (E) fifth, to pay interest due in respect of all Agent Advances, until paid in full,

               (F) sixth, ratably to pay interest due in respect of the Advances (other than Agent Advances) and the Swing Loans until paid in full,

               (G) seventh, to pay the principal of all Agent Advances until paid in full,

               (H) eighth, to pay the principal of all Swing Loans until paid in full,

               (I) ninth, so long as no Event of Default has occurred and is continuing, and at Agent's election, to pay amounts then due and owing by Borrowers or their Subsidiaries in respect of Bank Products, until paid in full,

               (J) tenth, so long as no Event of Default has occurred and is continuing, to pay the principal of all Advances until paid in full,

               (K) eleventh, if an Event of Default has occurred and is continuing, ratably (i) to pay the principal of all Advances until paid in full, and (ii) to Agent, to be held by Agent, for the benefit of Wells Fargo or its Affiliates, as applicable, as cash collateral in an amount up to the amount of the Bank Products Reserve established prior to the occurrence of, and not in contemplation of, the subject Event of Default until Borrowers' and their Subsidiaries' obligations in respect of the then extant Bank Products have been paid in full or the cash collateral amount has been exhausted,

               (L) twelfth, if an Event of Default has occurred and is continuing, to Agent, to be held by Agent, for the ratable benefit of Issuing Lender and Lenders as cash collateral in an amount up to 105% of the then extant Letter of Credit Usage until paid in full,

               (M) thirteenth, to pay any other Obligations until paid in full, and

               (N) fourteenth, to Borrowers (to be wired to the Designated Account) or such other Person entitled thereto under applicable law."

     (d) Section 2.5 of the Loan Agreement is hereby amended and restated in its entirety as follows:

          "If, at any time or for any reason, the amount of Obligations (other than Bank Product Obligations) owed by Borrowers to the Lender Group pursuant to Sections 2.1 and 2.12 is greater than either the Dollar or percentage limitations set forth in Sections 2.1, 2.2 or 2.12, (an "Overadvance"), Borrowers immediately shall pay to Agent, in cash, the amount of such excess, which amount shall be used by Agent to reduce the Obligations in accordance with the priorities set forth in Section 2.4(b). In addition, Borrowers hereby promise to pay the Obligations (including principal, interest, fees, costs, and expenses) in Dollars in full to the Lender Group as and when due and payable under the terms of this Agreement and the other Loan Documents."

     (e) Section 2.6(a) of the Loan Agreement is hereby amended and restated in its entirety as follows:

          "(a) Interest Rates. Except as provided in clause (c) below, all Obligations (except for undrawn Letters of Credit and except for Bank Product Obligations) that have been charged to the Loan Account pursuant to the terms hereof shall bear interest on the Daily Balance thereof as follows (i) if the relevant Obligation is an Advance that is a LIBOR Rate Loan, at a per annum rate equal to the LIBOR Rate plus the LIBOR Rate Margin, and (ii) otherwise, at a per annum rate equal to the Base Rate plus the Base Rate Margin.

          The foregoing notwithstanding, at no time shall any portion of the Obligations (other than undrawn Letters of Credit and Bank Product Obligations) bear interest on the Daily Balance thereof at a per annum rate less than 4.25%. To the extent that interest accrued hereunder at the rate set forth herein would be less than the foregoing minimum daily rate, the interest rate chargeable hereunder for such day automatically shall be deemed increased to the minimum rate."

     (f) Section 2.6(c)(i) of the Loan Agreement is hereby amended and restated in its entirety as follows:

          "(i) all Obligations (except for undrawn Letters of Credit and except for Bank Product Obligations) that have been charged to the Loan Account pursuant to the terms hereof shall bear interest on the Daily Balance thereof at a per annum rate equal to 4 percentage points above the per annum rate otherwise applicable hereunder, and"

     (g) Section 2.6(d) of the Loan Agreement is hereby amended and restated in its entirety as follows:

          "(d) Payment. Interest, Letter of Credit fees, and all other fees payable hereunder shall be due and payable, in arrears, on the first day of each month at any time that Obligations or Commitments are outstanding. Borrowers hereby authorize Agent, from time to time, without prior notice to Borrowers, to charge such interest and fees, all Lender Group Expenses (as and when incurred), the charges, commissions, fees, and costs provided for in Section 2.12(e) (as and when accrued or incurred), the fees and costs provided for in Section 2.11 (as and when accrued or incurred), and all other payments as and when due and payable under any Loan Document (including any amounts due and payable to Wells Fargo or its Affiliates in respect of Bank Products up to the amount of the then extant Bank Products Reserve) to Borrowers' Loan Account, which amounts thereafter constitute Advances hereunder and shall accrue interest at the rate then applicable to Advances hereunder. Any interest not paid when due shall be compounded by being charged to Borrowers' Loan Account and shall thereafter constitute Advances hereunder and shall accrue interest at the rate then applicable to Advances that are Base Rate Loans hereunder."

     (h) Section 2.10 of the Loan Agreement is hereby amended and restated in its entirety as follows:

          "Agent shall maintain an account on its books in the name of Borrowers (the "Loan Account") on which Borrowers will be charged with all Advances (including Agent Advances and Swing Loans) made by Agent, Swing Lender, or the Lenders to Borrowers or for Borrowers' account, the Letters of Credit issued by Issuing Lender for Borrowers' account, and with all other payment Obligations hereunder or under the other Loan Documents (except for Bank Product Obligations), including, accrued interest, fees and expenses, and Lender Group Expenses. In accordance with Section 2.8, the Loan Account will be credited with all payments received by Agent from Borrowers or for Borrowers' account, including all amounts received in the Agent's Account from any Cash Management Bank. Agent shall render statements regarding the Loan Account to Administrative Borrower, including principal, interest, fees, and including an itemization of all charges and expenses constituting Lender Group Expenses owing, and such statements shall be presumed to be correct and accurate and constitute an account stated between Borrowers and the Lender Group absent manifest error unless, within 30 days after receipt thereof by Administrative Borrower, Administrative Borrower shall deliver to Agent written objection thereto describing the error or errors contained in any such statements."

     (i) Sections 3.5(c) and 3.5(d) of the Loan Agreement are hereby amended and restated in their entirety as follows:

          "(b) within ninety (90) days of the Activation Date, Borrowers shall obtain Collateral Access Agreements with respect to premises occupied by HH Canada at 40 King Street West, Suite 3200, Toronto, and by HH Australia at 16 Angel Place, 123 Pitt Street, Sydney;

          (c) on or before October 27, 2003, Borrowers shall obtain a Collateral Access Agreement with respect to premises occupied by HH Australia at 333 Collins Street, Melbourne; and

          (d) on or before December 1, 2003, Agent shall have received statutory searches for all Canadian jurisdictions in which Borrowers and Collateral may be located, the results of which searches show the recording of Agent's security interests and otherwise shall be satisfactory to Agent in its Permitted Discretion."

     (j) Section 3.6 of the Loan Agreement is hereby amended and restated in its entirety as follows:

          "On the date of termination of this Agreement, all Obligations (including contingent reimbursement obligations of Borrowers with respect to any outstanding Letters of Credit and including all Bank Products Obligations) immediately shall become due and payable without notice or demand (including (a) either (i) providing cash collateral to be held by Agent in an amount equal to 105% of the then extant Letter of Credit Usage, or (ii) causing the original Letters of Credit to be returned to Agent, and
     (b) providing cash collateral to be held by Agent for the benefit of Wells Fargo or its Affiliates with respect to the then extant Bank Products Obligations). No termination of this Agreement, however, shall relieve or discharge Borrowers of their duties, Obligations, or covenants hereunder and the Agent's Liens in the Collateral shall remain in effect until all Obligations have been fully and finally discharged and the Lender Group's obligations to provide additional credit hereunder have been terminated. When this Agreement has been terminated and all of the Obligations have been fully and finally discharged and the Lender Group's obligations to provide additional credit under the Loan Documents have been terminated irrevocably, Agent will, at Borrowers' sole expense, execute and deliver any UCC and PPSA termination statements, lien releases, mortgage releases, re-assignments of trademarks, discharges of security interests, and other similar discharge or release documents (and, if applicable, in recordable form) as are reasonably necessary to release, as of record, the Agent's Liens and all notices of security interests and liens previously filed by Agent with respect to the Obligations."

     (k) Section 3.7 of the Loan Agreement is hereby amended and restated in its entirety as follows:

          "Borrowers have the option, at any time upon 90 days prior written notice by Administrative Borrower to Agent, to terminate this Agreement by paying to Agent, for the benefit of the Lender Group, in cash, the Obligations (including (a) either (i) providing cash collateral to be held by Agent in an amount equal to 105% of the then extant Letter of Credit Usage, or (ii) causing the original Letters of Credit to be returned to the Issuing Lender, and (b) providing cash collateral to be held by Agent for the benefit of Wells Fargo or its Affiliates with respect to the then extant Bank Products Obligations), in full, together with the Applicable Prepayment Premium (to be allocated based upon letter agreements between Agent and individual Lenders). If Administrative Borrower has sent a notice of termination pursuant to the provisions of this Section, then the Commitments shall terminate and Borrowers shall be obligated to repay the Obligations (including (a) either (i) providing cash collateral to be held by

     Agent in an amount equal to 105% of the then extant Letter of Credit Usage, or (ii) causing the original Letters of Credit to be returned to the Issuing Lender, and (b) providing cash collateral to be held by Agent for the benefit of Wells Fargo or its Affiliates with respect to the then extant Bank Products Obligations), in full, together with the Applicable Prepayment Premium, on the date set forth as the date of termination of this Agreement in such notice. In the event of the termination of this Agreement and repayment of the Obligations at any time prior to the Maturity Date, for any other reason, including (a) termination upon the election of the Required Lenders to terminate after the occurrence of an Event of Default, (b) foreclosure and sale of Collateral, (c) sale of the Collateral in any Insolvency Proceeding, or (d) restructure, reorganization or compromise of the Obligations by the confirmation of a plan of reorganization, or any other plan of compromise, restructure, or arrangement in any Insolvency Proceeding, then, in view of the impracticability and extreme difficulty of ascertaining the actual amount of damages to the Lender Group or profits lost by the Lender Group as a result of such early termination, and by mutual agreement of the parties as to a reasonable estimation and calculation of the lost profits or damages of the Lender Group, Borrowers shall pay the Applicable Prepayment Premium to Agent (to be allocated based upon letter agreements between Agent and individual Lenders), measured as of the date of such termination."

     (l) Section 7.20(a)(i) of the Loan Agreement is hereby amended and restated in its entirety as follows:

          "(i) Minimum Adjusted EBITDA. Adjusted EBITDA, measured on a month-end or quarter-end basis as set forth below, of not less than the required amount set forth in the following table (in thousands) for the applicable month set forth opposite thereto;

---------------------------- -------------------------
        Applicable              Applicable Amount
           Month                       2003
---------------------------- -------------------------
           April                             ($7,425)
---------------------------- -------------------------
            May                             ($11,547)
---------------------------- -------------------------
           June                             ($11,000)
---------------------------- -------------------------
           July                             ($21,720)
---------------------------- -------------------------
          August                            ($28,519)
---------------------------- -------------------------
         September                          ($25,121)
---------------------------- -------------------------
          October                           ($28,721)
---------------------------- -------------------------
         November                           ($30,990)
---------------------------- -------------------------
         December                           ($33,554)
---------------------------- -------------------------


     Adjusted EBITDA shall be determined: (a) from the Closing Date until the date of determination for the first twelve calendar months occurring after the Closing Date, on a trailing basis for the number of full calendar months elapsed since the Closing Date, and (b) thereafter on a trailing twelve-month basis. Prior to the first month-end occurring on or after the Activation Date,

     Adjusted EBITDA shall be measured (x) on a month-end basis at all times that the Account Report Base is less than $20,000,000 and (y) on a quarter-end basis at all other times. From and after the first month-end occurring on or after the Activation Date, Adjusted EBITDA shall be measured (x) on a month-end basis at all times that the Account Report Base is less than $30,000,000 and (y) on a quarter-end basis at all other times. Agent shall establish required minimum amounts for periods ending after December 31, 2003 on the basis of 80% of projections of Adjusted EBITDA earnings or 120% of Adjusted EBITDA losses for such periods delivered by Borrower and accepted by Agent in its Permitted Discretion."

3. CONDITIONS PRECEDENT TO THIS AMENDMENT. The satisfaction of each of the following shall constitute conditions precedent to the effectiveness of this Amendment and each and every provision hereof:

     (a) The representations and warranties in the Loan Agreement and the other Loan Documents shall be true and correct in all respects on and as of the date hereof, as though made on such date (except to the extent that such representations and warranties relate solely to an earlier date);

     (b) Agent shall have received the reaffirmation and consent of each Guarantor, attached hereto as Exhibit A, duly executed and delivered by an authorized official of such Guarantor;

     (c) No Default or Event of Default shall have occurred and be continuing on the date hereof or as of the date of the effectiveness of this Amendment; and

     (d) No injunction, writ, restraining order, or other order of any nature prohibiting, directly or indirectly, the consummation of the transactions contemplated herein shall have been issued and remain in force by any Governmental Authority against any Borrower, any Guarantor, Agent, or any Lender.

4. CONSTRUCTION. THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND TO BE PERFORMED IN THE STATE OF NEW YORK.

5. ENTIRE AMENDMENT; EFFECT OF AMENDMENT. This Amendment, and the terms and provisions hereof, constitute the entire agreement among the parties pertaining to the subject matter hereof and supersede any and all prior or contemporaneous amendments relating to the subject matter hereof. Except for the amendments to the Loan Agreement expressly set forth in Section 2 hereof, the Loan Agreement and other Loan Documents shall remain unchanged and in full force and effect. To the extent any terms or provisions of this Amendment conflict with those of the Loan Agreement or other Loan Documents, the terms and provisions of this Amendment shall control. This Amendment is a Loan Document.

6. COUNTERPARTS; TELEFACSIMILE EXECUTION. This Amendment may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument and any of the parties hereto may execute this Amendment by signing any such

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

counterpart. Delivery of an executed counterpart of this Amendment by telefacsimile shall be equally as effective as delivery of an original executed counterpart of this Amendment. Any party delivering an executed counterpart of this Amendment by telefacsimile also shall deliver an original executed counterpart of this Amendment, but the failure to deliver an original executed counterpart shall not affect the validity, enforceability, and binding effect of this Amendment.

7. MISCELLANEOUS

     (a) Upon the effectiveness of this Amendment, each reference in the Loan Agreement to "this Agreement", "hereunder", "herein", "hereof" or words of like import referring to the Loan Agreement shall mean and refer to the Loan Agreement as amended by this Amendment.

     (b) Upon the effectiveness of this Amendment, each reference in the Loan Documents to the "Loan Agreement", "thereunder", "therein", "thereof" or words of like import referring to the Loan Agreement shall mean and refer to the Loan Agreement as amended by this Amendment.



                            [SIGNATURE PAGES FOLLOW]

     IN WITNESS WHEREOF, the parties have caused this Amendment to be executed and delivered as of the date first written above.

                              HUDSON HIGHLAND GROUP, INC.,
                              as Parent and a Borrower

                              By:      /s/ Steven B. London
                                       --------------------------------
                              Title:   VP Global Treasurer
                                       --------------------------------

                              HUDSON GLOBAL RESOURCES AMERICA, INC.,
                              fka HUDSON HIGHLAND GROUP GLOBAL
                              RESOURCES AMERICA, INC.,
                              as a Borrower

                              By:      /s/ Steven B. London
                                       --------------------------------
                              Title:   VP Global Treasurer
                                       --------------------------------


                              HUDSON GLOBAL RESOURCES HOLDINGS, INC.,
                              fka HUDSON HIGHLAND GROUP GLOBAL
                              RESOURCES HOLDINGS, INC., as a Borrower

                              By:      /s/ Steven B. London
                                       --------------------------------
                              Title:   VP Global Treasurer
                                       --------------------------------


                              HUDSON GLOBAL RESOURCES MANAGMENT, INC., fka HUDSON HIGHLAND GROUP GLOBAL
                              RESOURCES MANAGEMENT, INC., as a Borrower

                              By:      /s/ Steven B. London
                                       --------------------------------
                              Title:   VP Global Treasurer
                                       --------------------------------


                              HUDSON GLOBAL RESOURCES LIMITED,
                              as a Borrower

                              By:      /s/ Steven B. London
                                       --------------------------------
                              Title:   VP Global Treasurer
                                       --------------------------------

                              HIGHLAND PARTNERS LIMITED, as a Borrower

                              By:      /s/ Steven B. London
                                       --------------------------------
                              Title:   VP Global Treasurer
                                       --------------------------------


                              HUDSON GLOBAL RESOURCES (AUST) PTY LTD., as a Borrower

                              By:      /s/ Steven B. London
                                       --------------------------------
                              Title:   VP Global Treasurer
                                       --------------------------------


                              HUDSON TRADE & INDUSTRIAL SERVICES PTY LTD., as a Borrower

                              By:      /s/ Steven B. London
                                       --------------------------------
                              Title:   VP Global Treasurer
                                       --------------------------------


                              HUDSON TRADE & INDUSTRIAL SOLUTIONS PTY LTD., as a Borrower

                              By:      /s/ Steven B. London
                                       --------------------------------
                              Title:   VP Global Treasurer
                                       --------------------------------


                              HUDSON GLOBAL RESOURCES (NEWCASTLE) PTY LTD., as a Borrower

                              By:      /s/ Steven B. London
                                       --------------------------------
                              Title:   VP Global Treasurer
                                       --------------------------------


                              HIGHLAND PARTNERS (AUST) PTY LTD., as a Borrower

                              By:      /s/ Steven B. London
                                       --------------------------------
                              Title:   VP Global Treasurer
                                       --------------------------------



                              HUDSON HIGHLAND GROUP SEARCH, INC., as a Borrower

                              By:      /s/ Steven B. London
                                       --------------------------------
                              Title:   VP Global Treasurer
                                       --------------------------------


                              JAMES BOTRIE AND ASSOCIATES INC., as a Borrower

                              By:      /s/ Steven B. London
                                       --------------------------------
                              Title:   VP Global Treasurer
                                       --------------------------------


                              HIGHLAND PARTNERS CO. (CANADA), fka 3057313 NOVA SCOTIA COMPANY, as a Borrower

                              By:      /s/ Steven B. London
                                       --------------------------------
                              Title:   VP Global Treasurer
                                       --------------------------------


                              WELLS FARGO FOOTHILL, INC.,
                              as Agent and as a Lender

                              By:      /s/
                                       --------------------------------
                              Title:   AVP
                                       --------------------------------

                                    Exhibit A

                            REAFFIRMATION AND CONSENT

     All capitalized terms used herein but not otherwise defined herein shall have the meanings ascribed to them in that certain Amended and Restated Loan and Security Agreement by and among HUDSON HIGHLAND GROUP, INC., a Delaware corporation ("Parent"), and each of Parent's Subsidiaries identified on the signature pages thereto (such Subsidiaries, together with Parent, are referred to hereinafter each individually as a "Borrower", and individually and collectively, jointly and severally, as "Borrowers"), WELLS FARGO FOOTHILL, INC. (formerly known as FOOTHILL CAPITAL CORPORATION), a California corporation, as the arranger and administrative agent for the Lenders ("Agent"), and the lenders identified on the signature pages thereto (such lenders, together with their respective successors and assigns, are referred to hereinafter each individually as a "Lender" and collectively as the "Lenders"), dated as of June 25, 2003 (as amended, restated, supplemented or otherwise modified, the "Loan Agreement"), or in Amendment Number 1 to Amended and Restated Loan and Security Agreement, dated as of September 30, 2003 (the "Amendment"), among Borrowers, Agent and Lenders. The undersigned each hereby (a) represent and warrant to Agent and Lenders that the execution, delivery, and performance of this Reaffirmation and Consent are within its powers, have been duly authorized by all necessary action, and are not in contravention of any law, rule, or regulation, or any order, judgment, decree, writ, injunction, or award of any arbitrator, court, or governmental authority, or of the terms of its charter or bylaws, or of any contract or undertaking to which it is a party or by which any of its properties may be bound or affected; (b) consents to the transactions contemplated by the Amendment; (c) acknowledges and reaffirms its obligations owing to Agent and Lenders under any Loan Documents to which it is a party; and (d) agrees that each of the Loan Documents to which it is a party is and shall remain in full force and effect. Although each of the undersigned has been informed of the matters set forth herein and has acknowledged and agreed to same, it understands that Agent and Lenders have no obligations to inform it of such matters in the future or to seek its acknowledgment or agreement to future amendments, and nothing herein shall create such a duty. Delivery of an executed counterpart of this Reaffirmation and Consent by telefacsimile shall be equally as effective as delivery of an original executed counterpart of this Reaffirmation and Consent. Any party delivering an executed counterpart of this Reaffirmation and Consent by telefacsimile also shall deliver an original executed counterpart of this Reaffirmation and Consent but the failure to deliver an original executed counterpart shall not affect the validity, enforceability, and binding effect of this Reaffirmation and Consent. This Reaffirmation and Consent shall be governed by the laws of the State of New York.





                            [SIGNATURE PAGES FOLLOW]

     IN WITNESS WHEREOF, the undersigned have each caused this Reaffirmation and Consent to be executed as of the date of the Amendment.

                              People.com Consultants, Inc.
                              People.com Technology Partners, Inc.
                              Hudson Highland Group Holdings International, Inc. Cornell Technical Services, Inc.
                              Hudson Highland (APAC) Pty Limited
                              Morgan & Banks Holdings Australasia Pty Limited Highland HoldCo (Aust) Pty Ltd.
                              MORGAN & BANKS MANAGEMENT SERVICES PTY LIMITED Hudson Global Resources (NZ) Ltd.
                              M&B Holdco NZ
                              Highland HoldCo (NZ)
                              Highland Partners (NZ) Limited

                              By:      _____________________________
                              Title:   _____________________________


                              Highland Partners SA/NV

                              By:      _____________________________
                              Title:   _____________________________


                              De Witte & Morel Global Resources NV/SA

                              By:      _____________________________
                              Title:   _____________________________


                              Highland Partners SARL

                              By:      _____________________________
                              Title:   _____________________________

                              Hudson Global Resources SAS

                              By:      _____________________________
                              Title:   _____________________________


                              Highland Partners Holding BV

                              By:      _____________________________
                              Title:   _____________________________


                              Hudson Group Holdings BV

                              By:      _____________________________
                              Title:   _____________________________